                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of DataWorks Corporation of our report dated April 5, 1996, relating to the financial statements of DCD Corporation, appearing on page F-3 of the DataWorks Corporation Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
Minneapolis, Minnesota
August 18, 1997